EXHIBIT 99.1

UFP Technologies Acquires AJR Enterprises

NEWBURYPORT, Mass., July 01, 2024 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products, today announced the acquisition of AJR Enterprises, LLC. Headquartered in St. Charles, Illinois, with additional manufacturing in the Dominican Republic, AJR Enterprises develops and manufactures single use safe patient handling systems.

“We are very excited to add AJR Enterprises’ capabilities to our patient surfaces portfolio,” said R. Jeffrey Bailly, chairman and CEO of UFP Technologies. “Patient surfaces and transfer devices are a growing market due in part to government guidelines and legislation around safe patient handling. AJR’s ‘cut and sew’ manufacturing services and specialty fabrics expertise align very well with our strategy to bring more value to our customers through expanded capabilities and locations.”

“Combined with our thermoplastic joining expertise, we can now offer a comprehensive suite of development, commercialization, and manufacturing services for this market," said Bailly. “In addition, AJR Enterprises has an outstanding team that places the same importance on teammate engagement, high ethics, and client satisfaction as does UFP.”

“With UFP Technologies’ ability to expand our capabilities and continue our high standards in quality and service, we found the perfect fit,” said John Rukel, chief operating officer, AJR Group. “Together, our companies will offer extraordinary design and manufacturing capabilities across the safe patient handling space. We are confident that UFP will continue to grow the business while maintaining the culture and values we have built over the past 25 years.”

Transaction Financial Highlights

  UFP acquired AJR Enterprises, LLC for $110 million
  AJR generated sales of approximately $70 million in 2023 and $75 million in the trailing 12-month period ended March 31, 2024
  AJR generated adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of approximately $16.6 million in 2023 and $18.3 million in the trailing 12-month period ended March 31, 2024
  The transaction was financed with borrowings under UFP’s amended and restated credit agreement

About UFP Technologies, Inc.

UFP Technologies is a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products. UFP is an important link in the medical device supply chain and a valued outsource partner to most of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Forward Looking Statements

This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Such statements include, but are not limited to: the anticipated effects on us of acquiring AJR Enterprises, LLC, including the debt we incurred to do so; anticipated trends in the different markets in which we compete and expectations regarding customer demand; expectations regarding our business opportunities; and statements about our growth potential and strategies for growth. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, including the risks that the Company will not realize the anticipated benefits of the acquisition of AJR Enterprises LLC due to the inability of the Company to execute its business strategy, AJR Enterprises integration strategy or otherwise as well as other risks and uncertainties that are detailed in the documents we file with the SEC. Accordingly, actual results may differ materially. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

UFP Technologies, Inc.	www.ufpt.com
100 Hale Street	Contact: Ron Lataille
Newburyport, MA 01950 USA	978-234-0926, rlataille@ufpt.com